Exhibit 99.1

NEWS RELEASE

Release Time: 5:00 p.m. CST

Contact: Susan Blair, (501) 978-2217

Date: March 5, 2014

Bank of the Ozarks, Inc. Completes Acquisition of

Bancshares, Inc. of Houston, Texas

LITTLE ROCK, ARKANSAS – Bank of the Ozarks, Inc. (NASDAQ: OZRK) announced today the completion of its acquisition of Bancshares, Inc. (“Bancshares”) of Houston, Texas effective March 5, 2014 for an aggregate of $21.5 million in cash. The transaction is expected to be accretive to diluted earnings per common share.

Simultaneous with the closing of the merger transaction with Bancshares, Bancshares’ wholly-owned bank subsidiary, OMNIBANK, N.A. (“OMNIBANK”), merged into the Company’s wholly-owned bank subsidiary, Bank of the Ozarks.

This acquisition adds seven Bank of the Ozarks offices in south Texas including three offices in Houston, one office in Austin, one office each in the Austin suburbs of Cedar Park and Lockhart, and one office in San Antonio. Bank of the Ozarks has been operating in Texas since 2003 and now has 21 Texas offices.

“We are pleased to announce the completion of the Bancshares transaction and begin expanding upon the significant presence OMNIBANK has in south Texas. Our new offices in Houston, Austin and San Antonio, combined with the strong presence we’ve built for over a decade in Texas, position us to further capitalize on the state’s excellent growth opportunities,” stated George Gleason, Bank of the Ozarks Chairman and Chief Executive Officer.

Julie Cripe, a 34-year veteran of OMNIBANK, has been named South Texas Division President for Bank of the Ozarks and will oversee banking operations throughout Houston, Austin and San Antonio.

ADDITIONAL INFORMATION

Bank of the Ozarks, Inc. is a bank holding company with $4.79 billion in total assets as of December 31, 2013 and trades on the NASDAQ Global Select Market under the symbol “OZRK.” The Company owns a state-chartered subsidiary bank that conducts banking operations through 140 offices in Arkansas, Georgia, Texas, North Carolina, Florida, Alabama, South Carolina, New York and California. The Company may be contacted at (501) 978-2265 or P. O. Box 8811, Little Rock, Arkansas 72231-8811. The Company’s website is: www.bankozarks.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about the Company that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.

Forward-looking statements speak only as of the date they are made and the Company assumes no duty to update such statements. In addition to factors previously disclosed in reports filed by the Company with the SEC, additional risks and uncertainties may include, but are not limited to: the possibility that any of the anticipated benefits of the merger will not be realized or will not be realized within the expected time period; the risk that integration of Bancshares operations with those of the Company will be materially delayed or will be more costly or difficult than expected; the effect of the merger on customer relationships and operating results; the possibility that the merger may be more expensive than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations.